Exhibit (e.2)

Distribution Agreement

EXHIBIT A

iShares, Inc.

iShares MSCI All Country World Minimum Volatility Index Fund

iShares MSCI Australia Index Fund

iShares MSCI Austria Investable Market Index Fund

iShares MSCI Belgium Investable Market Index Fund

iShares MSCI Brazil Index Fund

iShares MSCI BRIC Index Fund

iShares MSCI Canada Index Fund

iShares MSCI Chile Investable Market Index Fund

iShares MSCI Emerging Markets Index Fund

iShares MSCI Emerging Markets Eastern Europe Index Fund

iShares MSCI Emerging Markets Minimum Volatility Index Fund

iShares MSCI Emerging Markets Small Cap Index Fund

iShares MSCI EMU Index Fund

iShares MSCI France Index Fund

iShares MSCI Germany Index Fund

iShares MSCI Hong Kong Index Fund

iShares MSCI Israel Capped Investable Market Index Fund

iShares MSCI Italy Index Fund

iShares MSCI Japan Index Fund

iShares MSCI Japan Small Cap Index Fund

iShares MSCI Malaysia Index Fund

iShares MSCI Mexico Investable Market Index Fund

iShares MSCI Netherlands Investable Market Index Fund

iShares MSCI Pacific ex-Japan Index Fund

iShares MSCI Singapore Index Fund

iShares MSCI South Africa Index Fund

iShares MSCI South Korea Index Fund

iShares MSCI Spain Index Fund

iShares MSCI Sweden Index Fund

iShares MSCI Switzerland Index Fund

iShares MSCI Taiwan Index Fund

iShares MSCI Thailand Investable Market Index Fund

iShares MSCI Turkey Investable Market Index Fund

iShares MSCI United Kingdom Index Fund

iShares MSCI USA Index Fund

Amended and Approved by the Board of Directors of iShares, Inc. on August 4, 2011.